UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page
Item 8.01 Other Events	1

SIGNATURES	2

PURPOSE OF FILING

The purpose of this filing is to report that one of our executive officers has taken certain actions with respect to tax liabilities that he will incur in September 2007 in connection with the vesting of previously granted restricted stock awards.

Item 8.01 Other Events.

Tax Withholding Election

On September 5, 2007, restrictions on 1,000 shares of our common stock previously awarded to James M. Howland, our President, D&B International, are scheduled to lapse. On such date, Mr. Howland will realize taxable income equal to the fair market value of the shares, at which time we are required to withhold or receive from Mr. Howland related taxes at statutorily defined rates. In order to facilitate the tax withholding, Mr. Howland has made an irrevocable election prior to the date of this filing to satisfy the applicable tax withholding through the deduction of that number of shares from the vested amount having an aggregate fair market value equal to the amount required to be so withheld. The withholding of shares to satisfy tax withholding will be reported on a Form 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Jeffrey S. Hurwitz
Jeffrey S. Hurwitz
Senior Vice President, General
Counsel and Corporate Secretary

DATE: August 21, 2007